LOGO                                                            NEWS RELEASE
Environmental Solutions
      Worldwide




                    ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.

             THERMACAT-E LEVEL III+ SYSTEM VERIFIED FOR EGR ENGINES
                        FOR ON-ROAD APPLICATIONS BY CARB


Montgomeryville, PA.--(BUSINESS WIRE) - July 24, 2012. Environmental Solutions Worldwide Inc. (OTC Markets: ESWW), was notified that its wholly owned subsidiary ESW Technologies, Inc., has obtained an Executive Order from the California Air Resources Board (CARB) for the Company's ThermaCat-e Active Level III Plus Diesel Particulate Filter System targeted at EGR engines. Effective July 16th, 2012, CARB verified the ThermaCat-e for retrofit on 1993 through 2009 On-Road engine model years, having engine displacement between 4 and 13 liters and a horse power (HP) rating between 150 to 400 HP.

With this new CARB Executive Order DE-12-005, the ThermaCat continues to be a viable product and extends its range of applications in step with the changing marketplace demands.

The ThermaCat-e, as verified, reduces diesel Particulate Matter (PM), Carbon Monoxide (CO) and Hydro Carbon (HC) in excess of 85% while meeting the nationwide stringent nitrogen dioxide (NO2) limitations. This new NO2 limit, which came into effect on January 1, 2009, requires that all verified diesel emission retrofit technologies sold and installed in North America must not increase NO2 emissions by more than 20%.

Mark Yung, ESW's Executive Chairman stated, "we appreciate the effort by ARB for working closely with ESW to issue this latest Executive Order. The new Executive Order allows the company to sell product into on-road applications with EGR engines, which our key dealers and distributors have been anticipating. The ThermaCat-e allows ESW to extend its unique product with currently over 2,000 installations across the nation into a sizeable segment of the retrofit market."

FOR FURTHER DETAILED INFORMATION REGARDING THIS CARB VERIFICATION, PLEASE VISIT:
HTTP://WWW.ARB.CA.GOV/DIESEL/VERDEV/VT/CVT.HTM



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ABOUT THE CALIFORNIA AIR RESOURCES BOARD (CARB) The California Air Resources
Board is a part of the California Environmental Protection Agency, an organization which reports directly to the Governor's Office in the Executive Branch of California State Government. The Mission of the California Air Resources Board: To promote and protect public health, welfare and ecological resources through the effective and efficient reduction of air pollutants while recognizing and considering the effects on the economy of the state. For further information, please visit their website at: www.arb.ca.gov/homepage.htm

ABOUT ENVIRONMENTAL SOLUTIONS WORLDWIDE INC. Headquartered in Montgomeryville, PA, Environmental Solutions Worldwide, Inc. is a publicly traded company engaged through its wholly owned subsidiaries ESW America, Inc., Technology Fabricators Inc., ESW Technologies Inc. and ESW Canada, Inc. (together, "ESW Group(TM)" ) in the design, development, manufacturing, testing and sales of technologies for both the environmental control, military and OEM sectors . ESW Group(TM) currently manufactures and markets catalytic emission control products and support technologies for diesel, gasoline and alternative fueled engines. The ESW Group(TM) of Companies also operates a comprehensive emissions testing laboratory that is capable of certification / verification testing for EPA / CARB & Mine Safety and Health Administration ("MSHA").

Safe Harbor This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (The "Act"). In particular, when used in the preceding discussion, the words "pleased" "plan," "confident that," "believe," "expect," or "intend to," and similar conditional expressions are intended to identify forward looking statements within the meaning of the Act and are subject to the safe harbor created by the Act. Such statements are subject to certain risks and uncertainties and actual results could differ materially from those expressed in any of the forward-looking statements. Such risks and uncertainties include, but are not limited to, market conditions, general acceptance of the Company's products and technologies, competitive factors, the ability to successfully complete additional financings and other risks described in the Company's SEC reports and filings.

                         FOR MORE INFORMATION CONTACT:
                     ENVIRONMENTAL SOLUTIONS WORLDWIDE INC
                  Email: Investor-relations@cleanerfuture.com
                             www.cleanerfuture.com